Exhibit 4.19

MEMORANDUM OF AGREEMENT
Singapore Ship Sale Form [SSF2011]

Date of Agreement: 9th of January 2012
1. The Sellers: APL (Bermuda) Ltd, Canon's Court, 22 Victoria Street, Hamilton, HM12, Bermuda ~~1.(a) Guarantor (optional)*:~~
2.  The Buyers or Nominee**:

Micronesia Shipping Company Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960

2 (a) Guarantor ~~(optional)*:~~ Performance is to be Guaranteed by Diana Containerships Inc. of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960

3. Name of the Vessel: M/V APL Spinel	4. IMO No~~./Official No./Call-Sign~~: 9081215
5. Type, Built Yard, Built Year & GT: Container vessel, Samsung Heavy Industries Co. Ltd, Koje, S. Korea, Blt 1996, 53,519 dwt	6. (a) Flag/Port of Registry: Singapore / Singapore
7. Classification Society ("Class"): American Bureau of Shipping	~~(b) Bare-beat Registry (if any)::~~
8. Purchase Price: USD 30,000,000.00 (Thirty Million United States Dollars)

(i)      Deposit (10 % of Purchase Price): USD 3,000,000.00 (Three Million United Stales Dollars)

(a)      Payee Bank: DnB Bank ASA, Singapore branch

(b)      Value Date: Within three (3) banking days from the date or this Agreement and the time-charterparty have been signed by email or fax by both parties.

(ii) Balance Purchase Price (Purchase Price less Deposit):  USD 27,000,000.00 (Twenty Seven Million United States Dollars)
+ any extras under Clause 7

(a) Payee Bank: Citibank NA New York -  CITIUS33, For account and under: Citibank NA Singapore, Pre-cable advice:
CITISGSG, Favouring: APL (Bermuda) Ltd - Ace.: 0-811864-005, SWIFT MTI03 must be released to Citibank, Singapore (swift code CITISGSG) before 4pm Singapore time on the Value date.

(iii) Place or Closing: Singapore	(iv) Daily Cost of Delayed Delivery: 7,500.00 USD
9. (i) Physical Inspection (Port and Date): Rotterdam, 15th of October 2011 (ii) Pre-Delivery Divers Inspection (Port): Any prior port to intended delivery
10.   Delivery Place (at safe and accessible anchorage or berth in): Singapore-South Japan range incl. full PRC at the option of the Sellers

Delivery Date (Range):9th January 2012 to l5th of March 2012 in Sellers option
Cancelling Date: 15th of March 2012 in Buyers option

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Declaration:  It is hereby mutually agreed that this Agreement shall be performed according to the terms and conditions set out herein.  Additional clauses, if any, shall be deemed to be fully incorporated into this Agreement.

11. Signatures – For and on behalf of: The SELLERS: (Name/title) /s/ VP STRATEGIC FLEET PROCUREMENT GUARANTOR, if any: (Name/Title)	The BUYERS: (Name/Title) /s/ Symeon Palios Director and President GUARANTOR, if any: (Name/Title) /s/ Ioannis Zafirakis Director, Chief Operating Officer, and Secretary

*This is an optional clause applicable in instances where either both parties or one of the parties requires to have a guarantor to guarantee the performance of this Agreement. The Guarantor by signing this Agreement irrevocably and unconditionally guarantees the due  performance of the relevant party. In such cases, default by a party shall vest the other party with the immediate right to start a single arbitration against both the named party and its guarantor as co-respondents (in accordance with Clause 15 of this Agreement) and thereby to recover damages from the guarantor, who shall be jointly and severally liable with the defaulter.

**The Buyers shall have more than one right of nomination provided that the Nominee is nominated latest upon receipt of the 15 days notice to be given under Clause 5 (a) of this Agreement or by such date as may be agreed to by the Sellers and the Buyers, failing which  the right to nominate shall be lost. A three-party addendum to this Agreement recording the novation in favour of the Nominee Buyers shall be entered into by the Buyers, Sellers and Nominee Buyers.

1	Whereas it is hereby agreed on this day that the Sellers identified in Box 1 have agreed to sell and the Buyers identified
2	in Box 2 have agreed to buy, the Vessel with specifications stated in Box 3, 4, 5, 6, 7, for the Purchase Price stated in
3	Box 8, subject to the following terms and conditions:
4	1. Deposit
5	The Buyers shall pay a deposit of 10 per cent of the Purchase Price specified in Box 8 (i) as security for the fulfillment
6	of this Agreement to the bank nominated by the Sellers in Box 8 (i) (a), with a value date no later than that specified
7	upon in Box 8 (i) (b) of this Agreement. Notwithstanding that the amount received may be lesser due to bank
8	remittance charges imposed during the normal course of transfer, such amount shall stand as due fulfillment of the
9	Buyers obligation to pay the deposit and be held in a joint escrow account of both the Sellers and the Buyers, which
10	shall be released to the Sellers as part of the Purchase Price in accordance with joint written instructions of the Sellers
11	and the Buyers. The Sellers are to arrange the opening of the joint escrow account latest by 2 banking days prior to the
12	Value Date. The Buyers, latest together with their remittance of the Deposit, are to arrange bank-to-bank confirmation
13	from the remitting bank to the bank specified in Box 8 (i) (a) that the Buyers, and the remitting party if different, are a
14	known customer of the bank and should it be required by the bank in Box 8 (i) (a), the Buyers will also arrange for the
15	bank-to-bank confirmation to include the confirmation by the remitting bank that they know the source of funds. Both
16	Sellers and Buyers shall comply with the anti-money laundering laws and regulations of the country in which the
17	bank(s) specified in Box 8 are located.
18	Any interest earned on the deposit shall accrue to the Buyers whereas any closing fee/fees charged for holding the
19	deposit shall be borne equally by the Sellers and the Buyers.
20	2. Payment
21	(a) The Buyers shall pay the Balance Purchase Price specified in Box 8 (ii) in full including any extras under Clause 7
22	free of bank/transfer charges to Sellers' nominated bank account at Sellers' bank stated in Box 8 (ii) (a) upon delivery
23	of the Vessel. The agreed Purchase Price shall be paid for same day value within 3 full banking days, (being banking
24	days in the place of closing and in the country of the Purchase Price currency) after the Sellers tender the written
25	notice* of actual readiness of the Vessel for delivery in accordance with Clause 5 (b).
26	(b) The Buyers may delay to take delivery of the Vessel for up to a maximum of further seven (7) consecutive days
27	paying to the Sellers the sum specified in Box 8 (iv) per day, or part thereof, as compensation for such delay provided
28	that the Buyers have declared their intention to take late delivery prior to the expiry of the specified 3 full banking
29	days. Any such amount due shall be paid at the time and place and in the same currency as the Purchase Price and any
30	additional amounts due under Clause 7. If such delay exceeds seven (7) consecutive days then the Sellers shall have the
31.	right to cancel this Agreement and claim damages for their losses incurred.
32	*Throughout this Agreement, a written notice is to mean a registered letter, telex, tele-fax, e-mail or other modern form of written
33	communication between the Sellers and the Buyers.
34	3. Inspections*

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35	(a) The Buyers have physically inspected the Vessel at the place and on the date specified in Box 9 (i) as well as the
36	Classification records and have accepted the Vessel making the sale outright, subject only to the terms and conditions
37	of this Agreement.
38	~~(b) The Seller shall rnake the Vessel available for Physical Inspection as per Box 9(i) hereof.,~~
39	~~The Buyers shall undertake-the Physical Inspection ** without undue delay to the Vessel. Should the Buyers cause~~
40	~~undue-delay, the Sellers-shall be compensated for the losses incurred-by them. The sale shall become definite and~~
41	~~outright, subject only to the terms and conditions of this Agreement, if the Vessel is accepted by the Buyers after the~~
42	~~inspection and a written notice of acceptance from the Buyers is received by the Sellers within 72 hours after~~
43	~~completion of Physical Inspection of the Vessel. If the Buyers decline the Vessel or if such notice of acceptance is not~~
44	~~received by the Sellers within the afore-mentioned time, the deposit together with any interest earned shall be~~
45	~~immediately released to the Buyers, whereafter this Agreement shall be null and void.~~
46	*3 (a) and 3 (b) are alternatives: delete whichever is not applicable. In the absence of deletions, alternative 3 (a) shall apply.
47	**In the context of this Agreement, Physical Inspection of the Vessel is to mean only inspection of the Vessel physically including
48	taking photographs without opening up of the Vessel and without cost to the Sellers. The Physical. Inspection to include inspection of
49	Vessel's Classification records, continuous synopsis record, maintenance records, deck and engine log books and available ballast
50	spaces.
51	4. Condition on Delivery
52	Until the Vessel is delivered and taken over by the Buyers, the Vessel and everything belonging to her shall be at
53	Sellers' risk and expense, subject to the terms of this Agreement. The Sellers shall deliver the Vessel to the Buyers in
54	substantially the same condition as the Vessel was at the time of inspection*, with the exception of fair wear and tear,
55	with present Class maintained free from any outstanding Class conditions and/or recommendations**, free from
56	damage affecting Vessel's Class, with all Class and trading certificates (both national and international) clean and valid
57	at the time of delivery. All cargo spaces shall be clean and free of any cargo, subject only to immovable residues. If the
58	Vessel is not in the same condition as the Vessel was at the time of inspection, the Buyers may reject the Vessel but
59	only if the difference in condition has a substantial impact upon the Buyers' ability to trade the Vessel. Otherwise, the
60	Buyers' remedy for differences in condition shall lie in damages.
61	The burden of proof as to the condition of the Vessel at the time of inspection shall be on the Buyers.
62	*Inspection shall mean the Buyers' inspection according to 3(a) or 3(b) as applicable. If the Vessel is taken over without
63	inspection, the date of this Agreement shall be the relevant date.
64	**Any notes in Class reports which are accepted by Class without imposing a condition/recommendation are not to be taken into
65	account and shall not constitute outstanding Class conditions and/or recommendation within the meaning of this Clause.
66	5. Notices and Notice of Actual Readiness
67	(a) Prior to the arrival of the Vessel at the Delivery Place specified in Box 10, the Sellers shall provide the Buyers with
68	30, 15, 7, and 3 days advance written notices to keep the Buyers advised of the estimated date and port of delivery and
69	of the Vessel's itinerary. Following the tender of any notice, Sellers are to take reasonable steps not to hinder delivery
70	by the date set out in the notice.
71	(b) Upon the arrival of the Vessel at the Delivery Place and when the Vessel is physically ready in accordance with
72	Clause 4 for delivery and Sellers have ready all of the Sellers' documents required by Clause 8 (save for the Certificate
73	of Ownership or equivalent, Class Maintained Certificate, Invoice for ~~Bunkers and~~ Lubricants and the Protocol of
74	Delivery and Acceptance), the Sellers shall tender a written Notice of Actual Readiness of the Vessel to the Buyers.
75	Subject only to Clause 2 (b), the Buyers shall take delivery of the Vessel within 3 full banking days after the Sellers
76	tender such notice.
77	(c) However, if the Vessel becomes an actual; constructive or compromised total loss before delivery, the Sellers incur
78	no liability under this Agreement, the Buyers arc entitled to the immediate return of the deposit and any interest earned
79	thereon and thereafter this Agreement shall be null and void.
80	6. Pre-Delivery Divers Inspection
81	Prior to delivery, the Sellers shall make the Vessel available to the Buyers for underwater inspection. The Sellers shall
82	be responsible for ensuring that the port, anchorage or berth chosen for underwater inspection of the Vessel is suitable
83	and permitting such inspection.
84	(a) The Buyers shall have the right to appoint, at their own expense, a Class approved diver to inspect the Vessel's
85	underwater parts below the deepest load line including rudder and propeller upon the Vessel's arrival at the port

© 2010 Singapore Maritime Foundation

86	specified in Box 9(ii). The Sellers shall grant Buyers sufficient daylight hours within which to conduct the said
87	inspection and Sellers shall be obliged to ensure attendance of the Class surveyor to monitor the said inspection
88	which may be attended by Buyers' and Sellers' representatives without interference to Class and/or the divers.
89	However, should the Buyers fail to arrange for such inspection then they shall lose the right of such divers
90	inspection.
91	(i) If any defects are found during underwater inspection including rudder and propeller that shall affect the
92	Vessel's present Class and the repair of which Class agrees can be deferred to the Vessel's next scheduled
93	dry-docking, the Buyers' sole remedy shall be the payment by the Sellers of the estimated cost of repair of
94	such defects only excluding any dry-dock costs, as per the average of the quotations of two reputable repair
95	yards independent of the Sellers and the Buyers in the delivery area, one to be selected by each party. The said
96	average amount in respect of the cost of repair shall be deducted from the Purchase Price to be paid to the
97	Sellers at the time of delivery of the Vessel. The costs of Class attendance and divers fees incurred for the
98	underwater inspection shall be borne by the Buyers unless damage is found and the Class imposes a
99	recommendation in which case both costs shall be borne by the Sellers.
100	(ii) If damage is found for which Class requires immediate repair, then Sellers shall repair such damage without
101	delay prior to delivery. Should the Sellers be required to dry-dock the Vessel to repair such damage, then
102	Clause 6 (b) shall apply.
103	(b) Where the Sellers are required to dry-dock the Vessel under Clause 6 (a) (ii), the Sellers shall also enable the
104	inspection of the Vessel's bottom, rudder, propeller, tail shaft and other underwater parts by a surveyor of the
105	Classification Society to the satisfaction of the Classification Society standards. The Sellers shall be obliged to
106	rectify any defects found that affect the present Class of the Vessel within the agreed time or if no agreement is
107	reached then latest within 14 days of such damage being found (and, insofar as necessary, the Cancelling Date
108	shall be extended to allow the full agreed or 14 days' repair period), failure of which shall enable the Buyers to
109	cancel the Agreement and recover the deposit together with interest.
110	(i) The Buyers shall bear the cost of the survey of the tail shaft system unless the Classification Society requires
111	such survey to be carried out, in which case the Sellers shall bear the cost.. The expenses in connection with
112	putting the Vessel in and taking her out of dry-dock including dry-dock dues and Classification Society's fees
113	shall be paid by the Sellers if any condition or recommendation, excluding surveyor notes is issued as a result
114	of the survey. In all other cases Buyers shall pay the aforesaid expenses, dues and fees.
115	(ii) The Buyer shall have the right to place a representative for observation whilst the Vessel is in dry-dock
116	without interfering with the Classification surveyor's work or decisions, during the Classification Society
117	inspections.
118	(iii) The Buyers shall have the right to have the underwater parts of the Vessel cleaned and painted at their risk and
119	expense without interfering with the Classification Society's or the Sellers' work, and without affecting timely
120	delivery of the Vessel. Upon the completion of the Sellers' work, the Sellers may tender Notice of Actual
121	Readiness of the Vessel for delivery notwithstanding the non-completion of Buyers' work and
122	notwithstanding that the Vessel is not at the Delivery Place, upon which the Buyers shall be obliged to take
123	delivery of the Vessel in accordance with the aforesaid notice. All dry-docking expenses incurred after such
124	delivery except undocking expenses under Clause 6 (a) (ii) shall be borne by the Buyers.
125	The Classification Society shall be the only entity to determine whether any underwater damage constitutes a condition
126	of Class, and such determination shall be final and binding on both parties.
127	7. Spares/ Bunkers & Others
128	The Sellers shall deliver the Vessel to the Buyers with everything belonging to her including all spare parts and spare
129	equipment on board and on shore except those spare parts that are on order. Any forwarding charges shall be the
130	Buyers' expense. However, the Sellers are not required to replace any spare parts that are taken out of spare and used
131	as replacement in the Vessel prior to delivery unless required by Class. The radio installation and navigational
132	equipment shall be included in the sale, along with all unused stores and provisions without extra payment. Any
133	crockery, plates, cutlery, linen and other items bearing the Sellers' name, if taken by the Sellers, shall be replaced with
134	unmarked items. However, the following items shall be excluded without compensation;
135	(a) Items that are on use exclusively in Sellers' Vessel like library, forms etc;
136	(b) Personal belongings including slop chest of the Vessel captain, officers and crew;
137	(c) Items on hire;
138	1. Oxygen bottles - 6 bottles
139	2. Acetylene bottles - 4 bottles
140	3. Freon bottles - 3 bottles
141	4. Iridium laptop - Model - HP Compaq NX 6320...
142	5. Reefer Spare parts as per e-mail sent to the Buyers on the 16th of December 201, 10.03 Greek
143	time……………………………..

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144	(d) ~~Others,if any~~………………………….
145	……………………………….
146	The ~~remaining bunkers,~~ unused lubricants of all grades and greases in designated storage tanks (not header tanks) and
147	unopened drums shall be taken over by the Buyers, on payment of the net price excluding barging expenses paid by the
148	Sellers at the date of last supply to the Vessel and evidenced by relevant invoices or vouchers; copies of which shall be
149	made available to the Buyers at the time of delivery. Payment under this Clause shall be made in the same currency
150	and at the same time and place as the Purchase Price. . For avoidance of doubt, during handover the bunkers remaining
151	onboard are to remain the property of the Sellers as time charterers and, although bunkers will be measured and agreed
162	by the respective representatives of the Sellers and the Buyers at the time of delivery, there will be no payment for
153	bunkers on delivery, with the Buyers to buy same hack upon redelivery from time charter.
154	8. Documentation
155	(a) As soon as practically possible after the Deposit in Box 8 (i) has been paid in accordance with Clause 1: the Sellers
156	shall forward the Buyers scanned or photocopies of all requested Plans, Registry, Class, Safety/Trading Certificates
157	and other documents reasonably required for preparation of Buyers registration and management documentation.
158	(b) At the Place of Closing specified in Box 8 (iii) at the time of delivery the Sellers and the Buyers shall sign and
159	deliver to each other a signed Protocol of Delivery and Acceptance stating the date, time and place of delivery of the
160	Vessel from the Sellers to the Buyers.
151	The Sellers shall furnish the Buyers with the following documents (unless otherwise specified all to be originals in
162	English or with official English translations) in exchange for payment of the full Purchase Price of the Vessel:
163	(i) ~~Two (2)~~ One (1) Bills of Sale to be notarially attested and then legalized by the appropriate authorities as
164	required by the Buyers' incoming flag specifying that the Vessel is free from all encumbrances as set out in Clause
165	9(a) of this Agreement. The notarial certificate is to confirm the identity of the signatory, his/her ability to bind the
166	Sellers and the authenticity of the signature.
167	(ii) Extract of the Resolutions of the Sellers' Board of Directors ~~and Shareholders meetings~~ authorizing the sale
168	and transfer of the Vessel pursuant to this Agreement and appointing persons to represent the Sellers in connection
169	with the sale of the Vessel and the execution of Bills of Sale and any other documents in connection with the sale of
170	the Vessel including the issuance of a Power of Attorney. Such Resolutions are to be notarially attested and then
171	legalized by the appropriate authorities if required by the Buyers' incoming flag. The notarial certificate is to confirm
172	the identity of the signatory, his/her ability to bind the Sellers and the authenticity of the signature.
173	(iii) Power of Attorney issued by the Sellers authorizing their named representative(s) to effect the sale and
174	transfer of the Vessel to the Buyers, pursuant to this Agreement and carry out any delivery/closing formalities
175	including receiving the Deposit and the Balance Purchase Price or any other amounts pursuant to this Agreement.
176	Such Power of Attorney is to be notarially attested and then legalized by the appropriate authorities if required by the
177	Buyers' incoming flag. The notarial certificate is to confirm the identity of the signatory, his/her ability to bind the
178	Sellers and the authenticity of the signature.
179	(iv) One (1) Certificate of Ownership or equivalent, dated on the date of Vessel's delivery or such other date as the
180	parties may agree, issued by the competent authorities showing that the Vessel is registered in the ownership of the
181	Sellers and is free from registered mortgages and encumbrances.
182	~~(v) A certified true copy of the Sellers' constitutive documents.~~
183	(vi) A current Certificate of Good Standing or Equivalent.
184	(vii) Three (3) Commercial Invoices setting out the main particulars of the Vessel and the Purchase Price of the
185	Vessel.
186	(viii) One (1) Commercial Invoice setting out the particulars and cost of bunkers and lubricants remaining on board
187	together with copies of the respective vouchers.
188	(ix) Certificate of Deletion or in lieu thereof, a Letter of Undertaking to provide the Certificate of Deletion and
189	closed CSR from the present Ship Registry within 30 days from the date of delivery.
190	~~(x)~~ Letter from the Sellers ~~confirming~~ to certify to the best of their knowledge at the time of delivery that the Vessel
191	is free from all encumbrances, charters, mortgages, maritime liens, writs (save where security has been
192	furnished), port state and other administrative detentions, stowaways, trading commitments and any other debts
193	whatsoever.~~, and undertaking to~~ The Seller shall indemnify ~~fully~~ Buyers against all consequences
194	of any claims against the Buyers that may arise due to claims against the Vessel originating prior to the time of the Vessel's

© 2010 Singapore Maritime Foundation

195	delivery. ~~to the-Buyers.~~
196	(xi) Three (3) Protocols of Delivery and Acceptance. (One each to be retained by the Buyers, the Sellers and the
197	closing Bank)
198	(xii) Class Maintained Certificate dated not more than 3 working days prior to the date of delivery. However, if the
199	Class Maintained Certificate is issued prior to the underwater inspection, then a copy of the Class report following
200	the divers' inspection also to be included.
201	(xiii) The Sellers' letter of confirmation that to the best of their knowledge the Vessel:
202	— has not sustained grounding or any other damage to underwater parts since underwater inspection (or
203	most recent dry-docking in case there is no divers' inspection).
204	— is not black listed by any government, state, country, political sub division and union.
205	~~(xiv) A copy of Sellers or Sellers manager's letter(s) to the respective authorities confirming cancellation of all~~
206	~~Inmarset and other communication contracts for the Vessel effective at the time of delivery.~~
207	(xv) Letter from the Sellers confirming to the best of Sellers knowledge and belief, wages of crew have been duly
208	paid when due and the Sellers crew do not have any outstanding claim against the Vessel at the time of delivery.
209	(c) At the time of delivery of the Vessel the Buyers shall furnish the Sellers with the following documents (unless
210	otherwise specified all to be originals in English or with official English translations):
211	(i) A certified true copy of the Buyers' constitutive documents, the Buyers in-house attorney-at-law to certify the
212	constitutive documents as a true copy.
213	(ii) A current Certificate of Good Standing or equivalent.
214	(iii) Resolution of the Board of Directors of the Buyers approving the purchase of the Vessel from the Sellers and
215	granting a power of attorney to authorized representatives of the Buyers. Such Resolution to be aposlilled.
216	~~notarially attested and then legalized by the appropriate authorities as required by the Sellers. The notarial~~
217	~~certificate is to confirm the identity of the signatory, his/her ability to bind the Buyers and the authenticity of the~~
218	~~signature.~~
219	(iv) Power of Attorney of the Buyers authorizing the Buyers' representatives or their nominees to do all such acts
220	and things which the attorney may consider necessary or desirable on behalf of the Buyers with respect to the
221	purchase and taking delivery of the Vessel ~~but~~ including specifically, acceptance of the Bill of Sale, signing of the
222	Protocol of Delivery and Acceptance, release/payment of Deposit and Balance Purchase Price or any other
223	amounts pursuant to the Agreement. Such Power of Attorney to be apostilled. ~~notarially' attested-and-then-legalized~~
224	~~by the appropriate authorities as required by the Sellers. The notarial certificate is to confirm the identify of the~~
225	~~signatory, his/her ability to bind the Buyers and the authenticity of the signature.~~
226	(v) Certificate from the President of the Buyers confirming the names of the Board of Directors and shareholders
227	of the Buyers.
228	(vi) A declaration duly signed by two (2) Directors of the Buyers, which shall be apostilled, stating that:
229	a. The Buyers are not in violation of any anti-corrupt practices law or anti-terrorism law or any similar law relating
230	to money laundering, terrorism or terrorist financing; and
231	b. The Buyers will not fund all or part of any payment of the Purchase Price of the Vessel out of proceeds derived
232	from transactions that violate any prohibition under any anti-terrorism law or any similar law relating to money
233	laundering, terrorism or terrorist financing.
234	(vii) A corporate guarantee duly signed and delivered by Diana Containcrships Inc., the parent company of the
235	Buyers, to the Sellers in relation to the due performance of the Buyers of their obligations under this Agreement.
236	(d) As soon as possible but not later than 14 days prior to the Vessel's expected readiness for delivery, the Sellers and
237	the Buyers shall exchange by fax or email (copies to the extent possible) or drafts of the documents listed in sub
238	clauses (b) & (c) above for the other Party's review and comments. Copies of executed versions which are to be in
239	strict conformity with the drafts are also to be circulated latest 3 days prior to delivery.
240	At the time of delivery onboard the Vessel, the Sellers shall hand over to the Buyers all Classification Certificates,
241	Plans, Drawings, Record Books, Instruction Manuals (excluding ISM or other documents specific only to the
242	Sellers/their Managers). All other certificates and documents onboard and pertinent to the Vessel shall also be handed
243	over to the Buyers unless the Sellers are required to retain same, in which case photocopies are to be left onboard. All
244	other documents which may be in the Sellers'/Sellers manager's possession shall be promptly forwarded to the Buyers

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245	after delivery. Forwarding charges, if any, to be for the Buyers' account. The Sellers may keep the Vessel's log books
246	but the Buyers to be so advised and have the right and opportunity to take copies of same.
247	9. Encumbrances
248	a) It is a condition of this Agreement, any breach of which will entitle the Buyers to reject the Vessel, that the Vessel,
249	at the time of delivery, is free from all encumbrances, charters, mortgages, maritime liens, writs (save where security
250	has been furnished), port state and other administrative detentions, stowaways, trading commitments and any other
251	debts whatsoever.
252	b) The Sellers hereby undertake to indemnify fully the Buyers against all consequences of any claims against the
253	Buyers that may arise due to claims against the Vessel originating prior to the time of delivery of the Vessel to the
254	Buyers.
255	10. Expenses
256	The Buyers shall bear all expenses including taxes and fees in connection with the purchase and registration of the
257	Vessel under the Buyers' flag, and similarly the Sellers shall bear all expenses in connection with closing of the
258	Sellers' Registry.
259	11. Vessel Name
260	After the end of the time-charter party as per Clause 18 below, the ~~The~~ Buyers undertake~~, upon delivery of the Vessel~~,
261	~~shall~~ to change the name of the Vessel and alter its funnel markings.
262	12. Buyers Default
263	(a) In the event of failure by the Buyers to pay the agreed Deposit or to provide the bank-to-bank confirmation set out
261	in Clause 1 by the Value Date, the Sellers have the right to cancel this Agreement and they shall be entitled to claim
265	compensation for their losses and expenses (but with no automatic right to compensation in the amount of the Deposit).
266	(b) The failure to pay the agreed Purchase Price, and any additional amounts due under Clause 7 and Clause 2(b),
267	within the deadline provided by Clause 2(a) or, if applicable, Clause 2(b), shall vest the Sellers with the right to cancel
268	this Agreement and the Deposit with any interest earned thereon shall be forfeited to the Sellers (irrespective of the
269	amount of the Sellers' actual losses and expenses). Insofar as the Deposit does not cover the Seller's actual losses and
270	expenses, they shall be entitled to claim further compensation for those losses and expenses not so covered.
271	(c) The burden of proving any loss and expense shall be on the Sellers.
272	13. Sellers Default
273	(a) In the event of failure on the part of the Sellers to give Notice of Actual Readiness in accordance with Clause 5(b)
274	latest within the Cancelling Date specified in Box 10 or, Notice of Actual Readiness for Delivery having been
275	tendered, failure on the part of the Sellers to provide the documents required by Clause 8 and/or to deliver the Vessel
276	as provided in Clause 9, the Buyers shall have the option to cancel this Agreement.
277	(b) If after Notice of Actual Readiness has been given but before the Buyers have taken delivery, the Vessel ceases to
278	be physically ready for delivery and is not made physically ready again in accordance with Clause 4 and a Notice of
279	Actual Readiness for Delivery re-tendered latest within the Cancelling Date in Box 10, the Buyers shall retain their
280	right to cancel.
281	(c) In the event the Buyers choose to cancel this Agreement the Deposit together with interest earned shall be released
282	to them immediately.
283	(d) In addition, save where the failure was caused by matters outside of the Sellers' reasonable control, the Buyers shall
284	be entitled to claim compensation for all their losses and expenses caused by failure of the Sellers to give Notice of
285	Actual Readiness latest within the Cancelling Date in Box 10 or, if Notice of Actual Readiness for Delivery has been
286	tendered, caused by failure by the Sellers to provide the documents required by Clause 8 and/or to deliver the Vessel as
287	provided in Clause 9. The burden of proving any loss and expense, additional or otherwise, shall be on the Buyers. The
288	burden of proving that the failure was caused by matters outside of the Sellers' reasonable control shall be on the
289	Sellers.
290	14. Buyers Representatives

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291	The Buyers arc entitled to place two representatives on board the Vessel after signing a letter of indemnity in Sellers
292	usual form, for the purpose of familiarization and as observers at their expense and risk after this Agreement has been
293	signed by both parties and the Deposit has been lodged. The Buyers' Representatives are to remain onboard until
294	delivery under the Master's control, but are to be allowed access to the Vessel's main spaces, machinery and
295	equipment without interference to the Vessel or her operations.
296	15. Arbitration & Governing Law
297	i)* This Agreement and any guarantee contained herein shall be governed by and construed in accordance with
298	Singapore~~/English*~~ Law and any and all disputes arising out of or in connection with this Agreement, including any
299	question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in
300	Singapore in accordance with the Arbitration Rules of the Singapore Chamber of Maritime Arbitration for the time
301	being in force at the commencement of the arbitration.
302	~~ii)* This Agreement and any guarantee contained herein shall be governed by and construed in accordance with~~
303	~~…………….………. Law and any and all disputes arising out of or in connection with this Agreement, including~~
304	~~any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in~~
305	~~……………………… in accordance with the ………………………… Rules for the time being in force at the~~
306	~~commencement of the arbitration.~~
307	15(i) and (ii) are alternatives; delete whichever is not applicable. In the absence of deletions, alternative 15 (i) and Singapore law
308	shall apply to the exclusion of any other law. In the absence of selection by the parties as to the applicable law, seat of arbitration
309	and arbitration rules under alternative 15 (ii); Singapore law shall apply to the exclusion of any other law, Singapore shall be the
310	seat of arbitration and the arbitration rules of the Singapore Chamber of Maritime Arbitration shall apply.
311	16. Confidentiality Clause
312	All negotiations are to be kept strictly private and confidential between the parties involved, subject however to any
313	disclosure requirements of the U.S. SEC and NASDAQ. ~~Both Parties agree in good faith to keep the terms and~~
314	~~conditions of this Agreement private and confidential except as required by law.~~ In the event the sale or details thereof
315	become known or reported in the market neither the Sellers nor the Buyers shall have the right to withdraw from the
316	sale or fail to fulfill all their obligations under this Agreement.
317	17. Entire Agreement Clause
318	This Agreement and any Addenda thereto contain the entire agreement between the Sellers and the Buyers relating to
319	the transaction which is the subject of this Agreement and all negotiations, understandings and agreements whether in
320	writing or otherwise between the Sellers and the Buyers are superseded and/or replaced by this Agreement.
321	18. Time Charter
322	The Vessel to be chartered to APL (Bermuda) Ltd (or Guaranteed nominee or other entity of the NOL Group with
323	similar or better net worth than APL (Bermuda) Ltd, for a period of 24 months at a rate of USD 24.750 per day
324	including overtime with 45 days more or less in charterers option. Commencement of the time-charter party to
325	commence simultaneously upon delivery of the Vessel to the Buyers under this Agreement.
326	Further in Charterers option 12 option 12 months including overtime.
327	Rate for first option: USD 24.750 per day including overtime.
328	Rate for second option: USD 28.000 per day including overtime.
329	Period always with 45 days more or less whatever period finally performed.
330	Options always to be called latest close of business Singapore on anniversary date 20 and 32 months.

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